Sheet1

MuniYield California Fund, Inc.
File Number: 811-6499
CIK Number: 882152
For the Period Ending: 4/30/2002

Pursuant to Exemptive Order No. IC-15520 the following schedule enumerates the transactions with Merrill Lynch, Pierce, Fenner & Smith Incorporated, for the six months ended April 30, 2002.

Sales (In Thousands)

Transaction	Face	Security		Due
Date	Amount	Description	Rate	Date

02/21/2002	$1,000	Cal Hsg Fin Agy Rev	1.03%	02/01/2035
04/02/2002	2,375	Cal Hsg Fin Agy Rev	1.10	02/01/2031

Last Updated on 06/26/2002
By Karen Lang